Investor Presentation As of June 30, 2021

Forward-Looking Statements This presentation of First US Bancshares, Inc. (“FUSB” or the “Company”) contains forward-looking statements, as defined by federal securities laws. Statements contained in this presentation that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by FUSB’s senior management. FUSB undertakes no obligation to update these statements following the date of this presentation, except as required by law. In addition, FUSB, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of FUSB’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by FUSB with the Securities and Exchange Commission (the “SEC”), including FUSB’s most recent Annual Report on Form 10-K, and forward-looking statements contained in this presentation or in other public statements of FUSB or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to the sufficiency of the allowance for loan and lease losses, loan demand, cash flows, interest costs, growth and earnings potential, expansion and FUSB’s positioning to handle the challenges presented by COVID-19, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in FUSB’s service areas; market conditions and investment returns; changes in interest rates; the impact of the COVID-19 pandemic on FUSB’s business, FUSB’s customers, the communities that FUSB serves and the United States economy, including the impact of actions taken by governmental authorities to try to contain the virus and protect against it, through vaccinations and otherwise, or address the impact of the virus on the United States economy (including, without limitation, the Coronavirus Aid, Relief and Economic Security (CARES) Act and subsequent federal legislation) and the resulting effect on FUSB’s operations, liquidity and capital position and on the financial condition of FUSB’s borrowers and other customers; the pending discontinuation of LIBOR as an interest rate benchmark; the availability of quality loans in FUSB’s service areas; the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets; collateral values; cybersecurity threats; and risks related to the Paycheck Protection Program. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. 2

Presentation Disclosure This presentation has been prepared by FUSB solely for informational purposes based on its own information, as well as information from public sources. This presentation has been prepared to assist interested parties in making their own evaluation of FUSB and does not purport to contain all of the information that may be relevant. In all cases, interested parties should conduct their own investigation and analysis of FUSB and the information included in this presentation or other information provided by or on behalf of FUSB. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities of FUSB by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the SEC nor any state securities commission has approved or disapproved of the securities of FUSB or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date indicated on the cover page. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of FUSB after such date. This presentation includes unaudited financial measures that have been prepared other than in accordance with generally accepted accounting principles in the United States (“non-GAAP financial measures”), including tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets. FUSB presents non-GAAP financial measures when it believes that the additional information is useful and meaningful to management and investors. Non-GAAP financial measures do not have any standardized meaning and, therefore, may not be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See Appendix B to this presentation for a reconciliation of certain non-GAAP financial measures to the comparable GAAP measures. Quarterly data and 6/30/2021 data presented herein have not been audited by FUSB’s independent registered public accounting firm. 3

Contents

- Corporate Profile 5
- Strategic Focus..9
- 2Q2021 Highlights...12
- Financial Results through June 30, 2021...21
- Risk Management – Capital, Liquidity and Market Sensitivity......................28
- Appendix: Non-GAAP Reconciliation..31

FIRST US BANCSHARES, INC.

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Corporate Profile Senior Leadership Team 6

7 Corporate Profile: First US Bank – Branch and LPO Location Map

8 Corporate Profile: Acceptance Loan Company – Branch Location Map

` PRIMARY GOALS Grow EPS, ROA and ROE Consistent, diversified loan and deposit growth Adherence to strong credit culture Effective expense control – both interest and non-interest LENDING FOCUS EXPENSE CONTROL LONGER TERM GROWTH EFFORTS Superior organic growth in earning assets Adherence to commercial lending fundamentals: cash flow, debt service coverage and loan-to-value considerations Avoid speculative lending on land and development Minimal exposure to hotels/motels and dine-in restaurants Maintain continuous loan review and loan grading system Consumer lending focused on higher credit scores and geographic and product diversification Strategic Focus Objective: Increase franchise value Maintain strong core deposit franchise while being responsive to the interest rate environment Optimize use of current digital offerings to optimize branch footprint Improve efficiency through process improvement and scale Grow loan production offices to levels that support limited branching Continue to promote and expand use of digital banking offerings Consider acquisitions to enter new growth markets 9

Strategic Focus Building and Maintaining a Diversified Balance Sheet Loan Composition as of 6/30/2021 Construction 7.2% Land 0.6% Indirect Sales 25.5% Branch Retail 4.6% Direct Consumer 3.9% C&I 11.2% 1-4 Family 11.4% Multi-Family 7.8% Non-Residential CRE 27.8% Deposit Composition as of 6/30/2021 Non-Interest-Bearing 20.8% Brokered Deposits 3.8% Time > $250K 3.2% Time < $250K 20.4% Demand Interest-Bearing 27.9% Money Market & Savings 23.9% FIRST US BANCSHARES, INC. 10

11 Strategic Focus A Favorable Geographic Footprint Potential Markets for Growth Alabama: Auburn Dothan Huntsville Montgomery Florida: Destin Panama City Pensacola Georgia: Athens Atlanta Augusta Columbus Macon Mississippi: Hattiesburg Jackson Meridian South Carolina: Greenville Tennessee: Memphis Nashville

12 Net income of $1.0 million and diluted EPS of $0.14 Net income and diluted EPS consistent with 1Q2021 Diluted EPS up $.08 per diluted share from 2Q2020 due to increase in net interest income, decrease in provision for loan losses, and non-interest expense savings 9-basis point decrease in net interest margin compared to 1Q2021 due to interest rate environment Cost of funds reduced to 0.36% from 0.39% 1Q2021 Total loan growth of $19.1 million, or 2.8%, from 3/31/2021, brings year-to-date loan growth to $39.4 million, or 6.1% $22.2 million growth in Indirect Sales (RVs, campers, boats, horse/cargo trailers) $4.9 million growth in Construction Real Estate $0.7 million growth in Commercial & Industrial and $0.5 million growth in Other Consumer Growth partially offset by reductions in other Real Estate ($6.0 million) and PPP loans ($3.2 million) Deposit growth of $19.8 million, or 2.4%, from 3/31/2021, brings year-to-date deposit growth to $55.7 million, or 7.1% Pandemic-related deposit growth trends continue, impacted by government stimulus, preferences for liquidity, and payment deferments $10.0 million growth in non-interest-bearing deposits; $9.8 million in interest-bearing Asset quality COVID-19 loan deferments reduced to $0.6 million as of 3/31/2021, compared to peak of $95.2 million as of 6/30/2020 Net charge-offs remain at less than 30-basis points Non-performing assets reduced to 0.22% in 2Q2021, compared to 0.37% in 1Q2021 and 0.52% in 2Q2020 ALLL reserve at 1.13% (1.15%, excluding PPP loans) of total loans as of 6/30/2021 2Q2021 Financial Highlights

2Q2021 Highlights Loan Growth of $19.1 million driven by Indirect Sales and Construction 13

2Q2021 Highlights A focus on the Indirect Sales Portfolio Significant growth from leisure activity choices during pandemic Enhances earnings (average yields exceed 6.0%) Strong credit quality (average credit scores in the mid-700s) Enhances geographic diversification of the loan portfolio This portfolio segment includes loans secured by collateral purchased by consumers in retail stores with whom the Company has an established relationship to provide financing if applicable underwriting standards are met. The collateral securing these loans generally includes recreational vehicles, campers, boats, horse trailers and cargo trailers. 14 Indirect Lending Currently Conducted in 12 States: Alabama Florida Georgia Kentucky Mississippi Missouri North Carolina Oklahoma South Carolina Tennessee Texas Virginia

2Q2021Highlights A Focus on the Indirect Sales Portfolio Indirect Sales by Collateral as of 6/30/2021(1) Cargo Trailers $10,238 Avg Yield: 6.07% Avg Credit: 756 RV/Campers $105,370 Avg Yield: 6.66% Avg Credit: 745 Horse Trailers $30,080 Avg Yield: 6.06% Avg Credit: 757 Marine $30,333 Avg Yield: 6.08% Avg Credit: 757 Miscellaneous $95 Avg Yield: 8.54% Avg Credit: 728 Indirect Sales by State as of 6/30/2021(1)(2) OTHER, $1,127 VA: $14,106 TX: $47,234 TN: $12,856 SC: $7,120 NC: $14,812 MS: $6,492 AL: $8,193 FL: $36,782 GA: $13,692 KY: $9,369 MO: $4,333 (1) Dollars in thousands (2) Represents state in which the participating dealer operates FIRST US BANCSHARES, INC. 15

2Q2021 Highlights 5 Quarter Margin Report (Annualized) – A challenging interest rate environment continues 16 (1) Average Rate on Interest-Bearing Liabilities and Non-Interest-Bearing Deposits

2Q2021 Highlights Asset Quality – Net charge-offs remain at less than 30 basis points 17 ALLL as a % of loans excludes PPP loans, which are guaranteed by the SBA

2Q2021 Highlights Asset Quality – Continued decline in nonperforming loans and assets 18 Nonperforming assets include non-accrual loans and OREO Nonperforming loans include loans rated substandard and nonperforming

19 2Q2021 Highlights Continued reduction in loans in COVID-19 deferment status

2Q2021 Highlights COVID-19 at-risk categories remain a small portion of the portfolio 20

21 Financial Results Selected Financial Data (1) Calculations of tangible balances and measures are included in Appendix B (2) Efficiency ratio = non-interest expense / (net interest income + non-interest income)

Financial Results Selected Balance Sheet Information (dollars in thousands) 22

Financial Results Income Statements (dollars in thousands, except per share data) 23

Financial Results Profitability Metrics 24

Financial Results Balance Sheet Metrics 25

Financial Results Share Price vs. Tangible Book Value (85% as of 6/30/2021)(1) 26 (1) Calculations of tangible balances and measures are included in Appendix B

Financial Results Non-interest Income and Expense 27 Additional Detail Additional sources of non-interest income include: Credit insurance commissions and fees Bank-owned life insurance Gains on the sales of premises and equipment and other assets

Risk Management Equity Capital: Shift downward due to deposit and loan growth 28 (1) The minimum regulatory requirement for Tier 1 Capital is 7.0%. To be considered well-capitalized, Tier 1 Capital must be 6.5%. (2) The minimum regulatory requirement for Tier 1 Leverage is 4.0%. To be considered well-capitalized, Tier 1 Leverage must be 5.0%. (3) The minimum regulatory requirement for Total Capital is 10.5%. To be considered well-capitalized, Total Capital must be 10.0%.

Risk Management Maintaining Strong Liquidity 29 Summary of Securities Portfolio The portfolio is structured with relatively short expected average lives in order to enhance liquidity Weighted average book yield was 1.39% in 2021Q2 Expected average life of securities in the portfolio is 3.43 years 96.1% of the portfolio is available for sale; 3.9% is HTM 84.0% of the portfolio is fixed; 16.0% of the portfolio is floating At level rates, the portfolio is expected to generate $1.9 million per month in cash flow for the next year At up 3%, the portfolio is expected to generate $1.7 million per month in cash flow for the next year (1) The available unused line of credit with the FHLB as of June 30, 2021 was $227.9 million, but this credit can only be utilized to the extent that underlying collateral exists. Assets pledged (including loans and investment securities) associated with FHLB advances and letters of credit totaled $58.6 million as of June 30, 2021. As the collateral exposure (i.e., the amount of credit outstanding) was $40.0 million as of June 30, 2021, the amount of excess collateral available to utilize for additional credit was $18.6 million.

30 Risk Management Interest Rate Sensitivity The following table summarizes the forecasted impact on net interest margin and net interest income using a base case scenario given upward and downward movements in interest rates of 100, 200 and 300 basis points (“bps”) based on forecasted assumptions of prepayment speeds, nominal interest rates and loan and deposit repricing rates. Estimates are based on current economic conditions, historical interest rate cycles and other factors deemed to be relevant.

Appendix Non-GAAP Reconciliations

32 Appendix Non-GAAP Reconciliation (dollars and shares in thousands, except per share data) (1) Calculation of Return on average tangible common equity (annualized) = ((net income (d) / number of days in period) * number of days in year) / average tangible shareholders’ equity (c)

33 Appendix Non-GAAP Reconciliation (dollars and shares in thousands, except per share data)

www.firstusbank.com Contact: Thomas S. Elley Chief Financial Officer telley@firstusbank.com 205.582.1200